EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-23514, 33-40455, 33-49422, 33-49526, 33-58119,
33-87746,  333-48693,  333-74497  and  333-78987) of CONMED  Corporation  of our
report dated February 7, 2001 relating to the financial statements and financial statement schedule, which appears on page F-1 in this Form 10-K.



/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP



Syracuse, New York
March 29, 2001